Filed by Charles River Laboratories International, Inc.
pursuant to Rule 14a-12
of the Securities Exchange Act of 1934

Subject Company: Charles River Laboratories International, Inc.
(Commission File No.: 001-15943)

Customer Q&A
April 26, 2010
This will be posted on criver.com

Q: Why are you doing this deal?

A: By combining Charles River and WuXi AppTec, we are creating the first global fully integrated, early-stage CRO.

This transaction offers a compelling value proposition for our customers:

•	Our customers will be able to take advantage of our broader portfolio offering drug development support from molecule creation to first-in-human testing.

•	By working with one larger strategic partner, you have the opportunity to simplify your drug development process by placing multiple components of your early-stage work with us.

•	As a result, you will be able to improve efficiency and reduce the overall time and cost to bring a drug to market.

•	Our expanded global presence allows clients to place studies in the locale which you choose, including North America, Europe and China.

Q: What does this mean for me and my relationship with Charles River and/or WuXi AppTec?

A: Representatives of each company will be actively communicating with its respective customers today and in the days ahead to discuss further the potential benefits of this transaction to you.  It is business as usual until the transaction closes – which we expect to occur in the fourth quarter of 2010.  During the integration period, there will be no changes in your contacts or in the terms of your contracts with either company.  Your sales executive will continue to be in touch with you as they normally would, and you should not hesitate to reach out to them with any questions or concerns.

In response to our clients’ increasing requests for broader services, this combination transforms Charles River to create the only global CRO to offer fully integrated drug development services from molecule creation to first-in-human testing.  By combining the industry leaders in in vivo biology and chemistry, we now offer a comprehensive portfolio of early-stage drug development services and manufacturing support for biologics to better meet your needs. In addition, we can further help you reduce the time and cost to bring a drug to market by working with one partner that can support all your early-stage drug development needs, simplifying your process and helping you reduce delays between program stages.

Q: In your press release you state that this is a “transformational transaction”.  What do you mean by that?

A:  By acquiring WuXi AppTec, we are creating the only global CRO that offers fully integrated drug development services from molecule creation to first-in-human testing.  As a result, you will be able to access comprehensive support for your early-stage drug development needs from one company with unparalleled scientific depth and breadth.  In addition, we will be able to provide our integrated portfolio of products and services globally, enabling you to work in the locale you choose, across North America, Europe and China.  The combination of this scope of services and global footprint is not available from any other contract research organization.

Q: What does your new comprehensive portfolio of services include?

A: We are combining the leading companies in in vivo biology and chemistry with highly complementary portfolios with limited redundancy of services.  The result is an expanded and diversified portfolio which offers you the following:

•	Chemistry services including medicinal chemistry, analytic/bioanalytic chemistry, DMPK and bioanalytical analysis, and process chemistry and scale-up

•	In vivo biology services including assay development and compound screening, research models and related services, non-GLP efficacy testing, and GLP safety assessment services

•	Manufacturing services that provide biopharmaceutical and chemistry-based manufacturing capabilities and support

Q: Do the two Companies have similar values?

A: Charles River and WuXi AppTec share similar corporate values.  We are both employee centric organizations with a shared goal of helping accelerate our clients’ research and drug development programs.  We are both focused on exceeding client expectations and building our scientific expertise.  We pride ourselves on our cultures of employee longevity.  Our shared values, business alignment and goals will play a key role in successfully integrating the two organizations.

Q: Who will constitute the senior management team?

A: The team will consist of:

•	Charles River Chairman, Chief Executive Officer, and President, James Foster, will continue to lead the combined company.

•	WuXi AppTec Chairman and Chief Executive Officer, Dr. Ge Li will join the Charles River board and become Corporate Executive Vice President and President, Global Discovery and China Services.

•	Thomas Ackerman will continue as Chief Financial Officer.

•	Real Renaud will be head of RMS, Dr. Nancy Gillett will lead PCS, and as indicated above Dr. Li will be head of a new segment called Discovery Services.

Q: When is the transaction expected to close?

A: We expect the transaction to close during the fourth quarter of 2010.

Forward-Looking Statements

This document includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “anticipate,” “believe,” “expect,” “estimate,” “plan,” “outlook,” and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These statements are based on current expectations and beliefs of Charles River Laboratories International, Inc. (Charles River) and WuXi PharmaTech (Cayman) Inc. (WuXi), and involve a number of risks and uncertainties that could cause actual results to differ materially from those stated or implied by the forward-looking statements. Those risks and uncertainties include, but are not limited to: 1) the possibility that the companies may be unable to obtain stockholder or regulatory approvals required for the combination; 2) problems may arise in successfully integrating the businesses of the two companies; 3) the acquisition may involve unexpected costs; 4) the combined company may be unable to achieve cost synergies; 5) the businesses may suffer as a result of uncertainty surrounding the acquisition; and 6) the industry may be subject to future regulatory or legislative actions and other risks that are described in Securities and Exchange Commission (SEC) reports filed or furnished by Charles River and WuXi.

Because forward-looking statements involve risks and uncertainties, actual results and events may differ materially from results and events currently expected by Charles River and WuXi. Charles River and WuXi assume no obligation and expressly disclaim any duty to update information contained in this filing except as required by law.

Additional Information

This document may be deemed to be solicitation material in respect of the proposed combination of Charles River and WuXi. In connection with the proposed transaction, Charles River will file a preliminary proxy statement and a definitive proxy statement with the SEC. The information contained in the preliminary filing will not be complete and may be changed. Before making any voting or investment decisions, investors and security holders are urged to read the definitive proxy statement when it becomes available and any other relevant documents filed with the SEC because they will contain important information. The definitive proxy statement will be mailed to the shareholders of Charles River seeking their approval of the proposed transaction. Charles River’s shareholders will also be able to obtain a copy of the definitive proxy statement free of charge by directing a request to: Charles River Laboratories, 251 Ballardvale Street, Wilmington, MA 01887, Attention: General Counsel. In addition, the preliminary proxy statement and definitive proxy statement will be available free of charge at the SEC’s website, www.sec.gov or shareholders may access copies of the documentation filed with the SEC by Charles River on Charles River’s website at www.criver.com.

Charles River and its directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding Charles River’s directors and executive officers is available in Charles River’s proxy statement for its 2010 annual meeting of shareholders, which was filed with the SEC on March 30, 2010. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of Charles River shareholders in connection with the proposed transaction will be set forth in the preliminary proxy statement when it is filed with the SEC.

This document does not constitute an offer of any securities for sale or a solicitation of an offer to buy any securities. The Charles River shares to be issued in the proposed transaction have not been and will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. Charles River intends to issue such Charles River shares pursuant to the exemption from registration set forth in Section 3(a)(10) of the Securities